COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS
401 NORTH STREET, ROOM 206
P.O.BOX 8722
HARRISBURG,PA 17105-8722
WWW.CORPORATIONS.PA.GOV

Stevens & Lee PC *** COUNTER PICK-UP - DO NOT MAIL ***
Counter Pickup
PA

FIRST NATIONAL COMMUNITY BANCORP, INC.

THE BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS IS HAPPY TO SEND YOUR FILED DOCUMENT. THE BUREAU IS HERE TO SERVE YOU AND WE WOULD LIKE TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA.

IF YOU HAVE ANY QUESTIONS PERTAINING TO THE BUREAU,PLEASE VISIT OUR WEBSITE AT www.dos.pa.gov/BusinessCharities OR YOU MAY CONTACT US BY TELEPHONE AT (717)787-1057. INFORMATION REGARDING BUSINESS AND UCC FILINGS CAN BE FOUND ON OUR SEARCHABLE DATABASE AT www.corporations.pa.gov/Search/CorpSearch .

ENTITY NUMBER : 2737205

Entity# : 2737205
Date Filed : 10/04/2016
Effective Date : 10/17/2016
Pedro A. Cortés
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE
BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

☐ **Return document by mail to:**

Melissa Zelders - COUNTER PICK UP
Name
c/o Stevens & Lee, 17 N. 2nd Street
Address
Harrisburg PA 17101
City State Zip Code

☒ **Return document by email to:** mmz@stevenslee.com

Articles of Amendment

TCO161005JM0809

Read all instructions prior to completing. This form may be submitted online at https://www.corporations.pa.gov/.

Fee: $70

Check one: ☒ Business Corporation (§ 1915) ☐ Nonprofit Corporation (§ 5915)

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is:

First National Community Bancorp, Inc.

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:
(Complete only (a) or (b), not both)

(a) Number and Street	City	State	Zip	County
102 East Drinker Street	Dunmore	PA	18512-2491	Lackawanna

(b) Name of Commercial Registered Office Provider — County

c/o:

3. The statute by or under which it was incorporated: **Pennsylvania Business Corporation Act of 1988, as amended (15 Pa. C.S. § 1101 et seq.)**

4. The date of its incorporation:
02/04/1997
(MM/DD/YYYY)

5. *Check, and if appropriate complete, one of the following:*

_____ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

__X__ The amendment shall be effective on: October 17, 2016 at 12:01 a.m.

10/03/2016 SL1 1432892v2 109331.00002

2016 OCT -4 AM 11: 44

PA. DEPT. OF STATE

6. *Check one of the following:*

____ The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

_X_ The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. *Check, and if appropriate complete, one of the following:*

____ The amendment adopted by the corporation, set forth in full, is as follows

_X_ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. *Check if the amendment restates the Articles:*

____ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

3rd day of October, 2016.

First National Community Bancorp, Inc.
Name of Corporation

[signature]
Signature

President and CEO
Title

<u>Exhibit A</u>

Article 1 of the Corporation's Amended and Restated Articles of Incorporation is amended to read as follows:

"1. The name of the Corporation is FNCB Bancorp, Inc."